UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2017

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 25, 2017, Exact Sciences Corporation (the “Company,” “we,” “us” and “our”) and MDxHealth S.A. (“MDx”) entered into a Royalty Buy-Out Agreement (the “Agreement”), which terminates our License Agreement with MDx (formerly Oncomethylome Sciences, S.A.) dated July 26, 2010, as previously amended (the “License Agreement”).  Pursuant to the Agreement, we agreed to pay to MDx a one-time fee of $8.0 million in exchange for an assignment of certain patents covered by the License Agreement and the elimination of all ongoing royalties and other payments under the License Agreement.  Concurrently with entering into the Agreement, we also (i) entered into a Patent Purchase Agreement with MDx pursuant to which we agreed to pay MDx $7.0 million in exchange for the assignment of certain other patent rights which were not covered by the License Agreement, and (ii) entered into a Collaboration Agreement with MDx pursuant to which we established a structure to facilitate potential collaboration regarding future epigenetic and molecular diagnostic products.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01                                                 Financial Statements and Exhibits.

Exhibits

The exhibit furnished as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: April 27, 2017	By:	/s/ D. Scott Coward
D. Scott Coward
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Royalty Buy-Out Agreement Between MDxHealth S.A. and Exact Science Corporation, dated April 25, 2017